             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                            (THE "CLOSED-END FUNDS")

                                       AND

               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
   (THE "OPEN-END FUNDS", AND TOGETHER WITH THE CLOSED-END FUNDS, THE "FUNDS")

                                       AND

              MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                                       AND

                         MILLER ANDERSON & SHERRERD, LLP
("MAS", AND TOGETHER WITH MSDW INVESTMENT MANAGEMENT, THE "INVESTMENT MANAGERS")

                                       AND

                        MORGAN STANLEY & CO. INCORPORATED
                                   ("MS&CO.")

                                 CODE OF ETHICS

1.       PURPOSES

         This Code of Ethics has been adopted by the Funds, the Investment Managers and MS&Co., the principal underwriter of the Open-End Funds, in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by affiliated persons (as defined under the Act) of such companies. Specifically, Rule 17j-1 provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company:

         (a) To employ any device, scheme or artifice to defraud such registered investment company;

         (b) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         (d) To engage in any manipulative practice with respect to such registered investment company.

         While Rule 17j-1 is designed to protect only the interests of the Funds and their stockholders, the Investment Managers apply the policies and procedures described in this Code of Ethics to all employees of the Investment Managers to protect the interests of their non-Fund clients as well (hereinafter, where appropriate, non-Fund clients of the Investment Managers are referred to as "Advisory Clients" and any reference to an Advisory Client(s) relates only to the activities of employees of the Investment Managers).

         The purpose of this Code of Ethics is to (i) ensure that Access Persons conduct their personal securities transactions in a manner which does not (a) create an actual or potential conflict of interest with the Funds' or an Advisory Client's portfolio transactions, (b) place their personal interests before the interest of the Funds and their stockholders or an Advisory Client or
(c) take unfair advantage of their relationship to the Funds or an Advisory Client and (ii) provide policies and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-l.

         Among other things, the procedures set forth in this Code of Ethics require that all (i) Access Persons review this Code of Ethics at least annually, (ii) Access Persons, unless excepted by Sections 8. (d) or (e) of this Code of Ethics, report transactions in Covered Securities, (iii) Access Persons refrain from engaging in certain transactions, and (iv) employees of the Investment Managers pre-clear with the Compliance Department or the trading desk at MAS any transactions in Covered Securities.

2.       DEFINITIONS

         (a) "Access Person" means (i) any director, officer or Advisory Person of the Funds or of the Investment Managers, and (ii) any director or officer of MS&Co., who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered

                  Securities by the Funds.

         (b) "Advisory Person" means any employee of the Funds, or of the Investment Managers (or of any company in a control relationship to the Funds or the Investment Managers), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Funds or an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (d)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act.

         (e) "Compliance Department" means the MSDW Investment Management or MAS Compliance Department.

         (f) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include: (i) shares of registered open-end investment companies, (ii) direct obligations of the Government of the United States, and
                  (iii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

         (g) "Disinterested Director" means a director of a Fund who is not an "interested person" of such Fund within the meaning of
                  Section 2(a)(19) of the Act.

         (h) "Purchase or sale (or sell)" with respect to a Covered Security means any acquisition or disposition of a direct or indirect beneficial interest in a Covered Security, including, INTER ALIA, the writing or buying of an option to purchase or sell a Covered Security.

         (i) "Security held or to be acquired" means (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or an Advisory Client, or is being or has been considered by a Fund or an Advisory Client or the Investment Managers for purchase by a Fund or an Advisory Client and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this paragraph.

3.       PROHIBITED TRANSACTIONS

         (a) No Access Person or employee of the Investment Managers shall purchase or sell any Covered Security which to his or her actual knowledge at the time of such purchase or sale:

         (i) is being considered for purchase or sale by a Fund or an Advisory Client; or

         (ii)     is being purchased or sold by a Fund or an Advisory Client.

         (b) No employee of the Investment Managers shall purchase or sell a Covered Security while there is a pending "buy" or "sell" order in the same or a related security for a Fund or an Advisory Client until that order is executed or withdrawn.

         (c) No Advisory Person shall purchase or sell a Covered Security within seven calendar days before or after any portfolio(s) of the Funds over which such Advisory Person exercises investment discretion or an Advisory Client over which the Advisory Person exercises investment discretion purchases or sells the same or a related Covered Security. Any profits realized or unrealized by the Advisory Person on a prohibited purchase or sale within the proscribed period shall be disgorged to a charity.

         (d) No employee of the Investment Managers shall profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within 60 calendar days, except that he or she may sell a Covered Security for a loss after 30 calendar days. Any profits realized within 60 calendar days on such purchase or sale shall be disgorged to a charity.

         (e) No employee of the Investment Managers shall purchase any securities in an initial public offering.

         (f) No employee of the Investment Managers shall purchase privately-placed securities unless such purchase is pre-approved by the Compliance Department. Any such person who has previously purchased privately-placed securities must disclose such purchases to the Compliance Department before such person participates in a Fund's or an Advisory Client's subsequent consideration of an investment in the securities of the same or a related issuer. Upon such disclosure, the Compliance Department shall appoint another person with no personal interest in the issuer, to conduct an independent review of such Fund's or such Advisory Client's decision to purchase securities of the same or a related issuer.

         (g) No Access Person or employee of the Investment Managers shall recommend the purchase or sale of any Covered Securities to a Fund or to an Advisory Client without having disclosed to the Compliance Department his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated purchase or sale by such person of such securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such person in such securities or the issuer thereof is not material to his or her personal net worth and any contemplated purchase or sale by such person in such securities cannot reasonably be expected to have a material adverse effect on any such purchase or sale by a Fund or an Advisory Client or on the market for the securities generally, such person shall not be required to disclose his or her interest in the securities or the issuer thereof in connection with any such recommendation.

         (h) No Access Person or employee of the Investment Managers shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund or an Advisory Client) any information regarding the purchase or sale of any Covered Security by a Fund or an Advisory Client or consideration of the purchase or sale by a Fund or an Advisory Client of any such Covered Security.

4. PRE-CLEARANCE OF COVERED SECURITIES TRANSACTIONS AND PERMITTED BROKERAGE ACCOUNTS

         No employee of MSDW Investment Management shall purchase or sell Covered Securities without prior written authorization from its Compliance Department. No employee of MAS shall purchase or sell Covered Securities without prior written authorization from the appropriate trading desk. Unless otherwise indicated by the Compliance Department, pre-clearance of a purchase or sale shall be valid and in effect only for the business day in which such pre-clearance is given; provided, however, that the approval of an unexecuted purchase or sale is deemed to be revoked when the employee becomes aware of facts or circumstances that would have resulted in the denial of approval of the approved purchase or sale were such facts or circumstances made known to the Compliance Department or MAS trading desk, as appropriate, at the time the proposed purchase or sale was originally presented for approval. The Investment Managers require all of their employees to maintain their personal brokerage accounts at MS&Co. or a broker/dealer affiliated with MS&Co. (hereinafter, a "Morgan Stanley Account"). Outside personal brokerage accounts are permitted only under very limited circumstances and only with express written approval by the Compliance Department. The Compliance Department has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

5.       EXEMPTED TRANSACTIONS

         (a) The prohibitions of Section 3 and Section 4 of this Code of Ethics shall not apply to:

                  (i) Purchases or sales effected in any account over which an Access Person or an employee of the Investment Managers has no direct or indirect influence or control;

                  (ii)     Purchases or sales which are non-volitional;

                  (iii) Purchases which are part of an automatic purchase plan directly with the issuer or its agent or which are part of an automatic dividend reinvestment plan; or

                  (iv) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities and sales of such rights so acquired, but only to the extent such rights were acquired from such issuer.

         (b)      Notwithstanding the prohibitions of Sections 3. (a), (b) and
                  (c) of this Code of Ethics, the Compliance Department or MAS trading desk, as appropriate, may approve a purchase or sale of a Covered Security by employees of the Investment Managers which would appear to be in contravention of the prohibitions in Sections 3. (a), (b) and (c) if it is determined that (i) the facts and circumstances applicable at the time of such purchase or sale do not conflict with the interests of a Fund or an Advisory Client, or (ii) such purchase or sale is only remotely potentially harmful to a Fund or an Advisory Client because it would be very unlikely to affect a highly institutional market, or because it is clearly not related economically to the securities to be purchased, sold or held by such Fund or Advisory Client, and (iii) the spirit and intent of this Code of Ethics is met.

6.       RESTRICTIONS ON RECEIVING GIFTS

         No employee of the Investment Managers shall receive any gift or other consideration in merchandise, service or otherwise of more than DE MINIMIS value from any person, firm, corporation, association or other entity that does business with or on behalf of the Funds or an Advisory Client.

7.       SERVICE AS A DIRECTOR

         No employee of the Investment Managers shall serve on the board of directors of a publicly-traded company without prior written authorization from the Compliance Department. Approval will be based upon a determination that the board service would not conflict with the interests of the Funds and their stockholders or an Advisory Client.

8.       REPORTING

         (a) Unless excepted by Section 8. (d) or (e) of this Code of Ethics, each Access Person must disclose all personal holdings in Covered Securities to the Compliance Department for its review no later than 10 days after becoming an Access Person and annually thereafter. The initial and annual holdings reports must contain the following information:

                  (i) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

                  (ii) The name of any broker, dealer or bank with or through whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                  (iii) The date the report was submitted to the Compliance Department by the Access Person.

         (b) Unless excepted by Section 8. (d) or (e) of this Code of Ethics, each Access Person and each employee of the Investment Managers must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to transactions in Covered Securities in which such person has, or by reason of such transactions acquires any direct or indirect beneficial interest:

                  (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii) The price of the Covered Security at which the purchase or sale was effected;

                  (iv) The name of the broker, dealer or bank with or through which the purchase or sale was effected; and

                  (v) The date the report was submitted to the Compliance Department by such person.

         (c) Unless excepted by Section 8. (d) or (e) of this Code of Ethics, each Access Person and each employee of the Investment Managers must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to any account established by such person in which any securities were held during the quarter for the direct or indirect benefit of such person:

                  (i) The name of the broker, dealer or bank with whom the account was established;

                  (ii)     The date the account was established; and

                  (iii) The date the report was submitted to the Compliance Department by such person.

         (d) An Access Person will not be required to make any reports described in Sections 8. (a), (b) and (c) above for any account over which the Access Person has no direct or indirect influence or control. An Access Person or an employee of the Investment Managers will not be required to make the annual holdings report under Section 8. (a) and the quarterly transactions report under Section 8. (b) with respect to purchases or sales effected for, and Covered Securities held in: (i) a Morgan Stanley Account, (ii) an account in which the Covered Securities were purchased pursuant to an automatic purchase plan set up directly with the issuer or its agent or pursuant to a dividend reinvestment plan, or (iii) an account for which the Compliance Department receives duplicate trade confirmations and quarterly statements. An Access Person or an employee of MSDW Investment Management will not be required to make a report under Section 8. (c) for any account in which only shares of open-end registered investment companies can be purchased or sold. Lastly, an employee of MSDW Investment Management will no be required to make a report under Section
                  8. (c) for any account established with MS&Co. or a broker/dealer affiliated with MS&Co., or for any account which was pre-approved by the Compliance Department.

         (e) A Disinterested Director of a Fund, who would be required to make a report solely by reason of being a Fund director, is not required to make initial and annual holdings reports. Additionally, such Disinterested Director need only make a quarterly transactions report for a purchase or sale of Covered Securities if he or she, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director of a Fund, should have known that, during the 15-day period immediately preceding or following the date of the Covered Securities transaction by him or her, such Covered Security is or was purchased or sold by a Fund or was being considered for purchase or sale by a Fund.

         (f) The reports described in Sections 8. (a), (b) and (c) above may contain a statement that the reports shall not be construed as an admission by the person making such reports that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the reports relate.

9.       ANNUAL CERTIFICATIONS

         All Access Persons and employees of the Investment Managers must certify annually that they have read, understood and complied with the requirements of this Code of Ethics and recognize that they are subject to this Code of Ethics by signing the certification attached hereto as Exhibit A.

10.      BOARD REVIEW

         The management of the Funds and representatives or officers of the Investment Managers and, with respect to the Open-End Funds, MS&Co., shall each provide each Fund's Board of Directors, at least annually, with the following:

         (a) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (b) a description of any issues arising under this Code of Ethics or procedures since the last such report, including, but not limited to, information about material violations of this Code of Ethics or procedures and sanctions imposed in response to material violations;

         (c) any recommended changes in the existing restrictions or procedures based upon a Fund's or the Investment Managers' experience under this Code of Ethics, evolving industry practices or developments in applicable laws and regulations; and

         (d) a certification (attached hereto as Exhibits B, C, D, and E, as appropriate) that each has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.


11.      SANCTIONS

         Upon discovering a violation of this Code of Ethics, the Board of Directors of such Fund or of the Investment Managers, as the case may be, may impose such sanctions as it deems appropriate.

12.      RECORDKEEPING REQUIREMENTS

         The management of the Funds and representatives or officers of the Investment Managers and, with respect to the Open-End Funds, MS&Co., each shall maintain, as appropriate, the following records for a period of five years, the first two years in an easily accessible place, and shall make these records available to the Securities and Exchange Commission or any representative of such during an examination of the Funds or of the Investment Managers:

         (a) a copy of this Code of Ethics or any other Code of Ethics which was in effect at any time within the previous five years;

         (b) a record of any violation of this Code of Ethics during the previous five years, and of any action taken as a result of the violation;

         (c) a copy of each report required by Section 8. of this Code of Ethics, including any information provided in lieu of each such report;

         (d) a record of all persons, currently or within the past five years, who are or were subject to this Code of Ethics and who are or were required to make reports under Section 8. of this Code of Ethics;

         (e) a record of all persons, currently or within the past five years, who are or were responsible for reviewing the reports required under Section 8. of this Code of Ethics; and

         (f) a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities described in Sections 3. (e) and (f) of this Code of Ethics.

                                                                       EXHIBIT A

             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                            (THE "CLOSED-END FUNDS")

                                       AND

               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
   (THE "OPEN-END FUNDS", AND TOGETHER WITH THE CLOSED-END FUNDS, THE "FUNDS")

                                       AND

              MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                                       AND

                         MILLER ANDERSON & SHERRERD, LLP
("MAS", AND TOGETHER WITH MSDW INVESTMENT MANAGEMENT, THE "INVESTMENT MANAGERS")

                                       AND

                       MORGAN STANLEY & CO., INCORPORATED
                                   ("MS&CO.")

                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION

         I hereby certify that I have read and understand the Code of Ethics (the "Code") which has been adopted by the Funds, the Investment Managers and MS&Co. and recognize that it applies to me and agree to comply in all respects with the policies and procedures described therein. Furthermore, I hereby certify that I have complied with the requirements of the Code in effect, as amended, for the year ended December 31, ____, and that all of my reportable transactions in Covered Securities were executed and reflected accurately in a Morgan Stanley Account (as defined in the Code) or that I have attached a report that satisfies the annual holdings disclosure requirement as described in
Section 8. (a) of the Code.

Date:_________________________, _____        Name:______________________________

                                           Signature:___________________________

                                                                       EXHIBIT B

             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                                  (THE "FUNDS")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for the Funds, Morgan Stanley Dean Witter Investment Management, Inc., Miller, Anderson
& Sherrerd, LLP and Morgan Stanley & Co., Incorporated (the "Code of Ethics"), each of the Funds hereby certifies to such Fund's Board of Directors that such Fund has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                    By:__________________________________
                                          Name:  Mary E. Mullin
                                          Title: Secretary

                                                                       EXHIBIT C

             MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT, INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MSDW Investment Management, the Funds (as defined in the Code of Ethics) and Morgan Stanley & Co., Incorporated (the "Code of Ethics"), MSDW Investment Management hereby certifies to the Board of Directors of the Funds that MSDW Investment Management has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                     By:__________________________________
                                           Name:  Harold J. Schaaff, Jr.
                                           Title: General Counsel

                                                                       EXHIBIT D

                    MILLER, ANDERSON & SHERRERD, LLP ("MAS")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MAS, the Funds (as defined in the Code of Ethics) and Morgan Stanley & Co., Incorporated (the "Code of Ethics"), MAS hereby certifies to the Board of Directors of the Funds that MAS has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                     By:__________________________________
                                           Name:  Paul A. Frick
                                           Title: Compliance Officer

                                                                       EXHIBIT E

                        MORGAN STANLEY & CO. INCORPORATED
                                   ("MS&CO.")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MS&Co., the Open-End Funds (as defined in the Code of Ethics), Morgan Stanley Dean Witter Investment Management Inc., and Miller, Anderson & Sherrerd, LLP (the "Code of Ethics"), MS&Co. hereby certifies to the Board of Directors of the Open-End Funds that MS&Co. has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                     By:__________________________________
                                           Name:  Harold J. Schaaff, Jr.
                                           Title: Managing Director